                                                                    EXHIBIT 99.1

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               September 30, 2000

                                 Historical               Pro forma
                           ------------------------ -------------------------
                           Phone.com   Software.com Adjustments     Combined
                           ----------  ------------ -----------    ----------
                                           (in thousands)
          ASSETS
Current assets:
  Cash and cash
   equivalents............ $   94,529    $ 47,748    $     --      $  142,277
  Short-term investments..    323,589      39,285          --         362,874
  Accounts receivable.....     58,041      49,052       (3,853)(A)    103,240
  Prepaid expenses and
   other current assets...     13,633       8,000         (439)(A)     21,194
                           ----------    --------    ---------     ----------
    Total current assets..    489,792     144,085       (4,292)       629,585
Property and equipment,
 net......................     30,348       9,988          --          40,336
Restricted cash and
 investments..............     20,700         --           --          20,700
Deposits and other
 assets...................      7,663         797       (4,471)(A)      3,989
Goodwill and other
 intangible assets, net...  1,460,667      64,164        1,585 (A)  1,526,416
                           ----------    --------    ---------     ----------
    Total assets.......... $2,009,170    $219,034    $  (7,178)    $2,221,026
                           ==========    ========    =========     ==========

     LIABILITIES AND
   STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of
   equipment loans and
   capital lease
   obligations............ $    2,858    $    363    $     --      $    3,221
  Accounts payable........      5,299       4,745          --          10,044
  Accrued liabilities.....     36,630      10,934       (4,132)(A)    128,432
                                                        85,000 (B)
  Deferred revenue........     99,930      22,875          --         122,805
                           ----------    --------    ---------     ----------
    Total current
     liabilities..........    144,717      38,917       80,868        264,502
Equipment loans and
 capital lease
 obligations, less current
 portion..................      2,634           5          --           2,639
                           ----------    --------    ---------     ----------
    Total liabilities.....    147,351      38,922       80,868        267,141
                           ----------    --------    ---------     ----------
Stockholders' equity:
  Common stock............         83     241,265     (241,184)(D)        164
  Additional paid-in
   capital................  2,340,872         --       241,184 (D)  2,582,056
  Deferred stock-based
   compensation...........     (4,770)     (1,216)         767 (C)     (5,219)
  Notes receivable from
   stockholders...........       (650)       (361)         --          (1,011)
  Accumulated other
   comprehensive loss.....       (413)        (16)         --            (429)
                                                        (3,046)(A)
                                                       (85,000)(B)
  Accumulated deficit.....   (473,303)    (59,560)        (767)(C)   (621,676)
                           ----------    --------    ---------     ----------
                            1,861,819     180,112      (88,046)     1,953,885
                           ----------    --------    ---------     ----------
    Total stockholders'
     equity............... $2,009,170    $219,034    $  (7,178)    $2,221,026
                           ==========    ========    =========     ==========

   See accompanying notes to unaudited pro forma combined condensed financial information

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                            Year ended June 30, 1998

                                                           Pro forma
                                                    --------------------------
                                  Historical                       Phone.com/
                            -----------------------               Software.com
                            Phone.com  Software.com Adjustments     Combined
                            ---------  ------------ -----------   ------------
                                 (in thousands, except per share data)
Revenues:
  License.................. $    522     $ 17,462     $   --        $ 17,984
  Maintenance and support
   services................    1,683        2,713         --           4,396
  Consulting services......      --         6,558         --           6,558
                            --------     --------     -------       --------
    Total revenues.........    2,205       26,733         --          28,938
                            --------     --------     -------       --------
Cost of revenues:
  License..................       95        1,568         --           1,663
  Maintenance and support
   services................    1,063        1,639          (2)(C)      2,700
  Consulting services......      --         7,382          (6)(C)
                                                       (2,215)(E)      5,161
                            --------     --------     -------       --------
    Total cost of
     revenues..............    1,158       10,589      (2,223)         9,524
                            --------     --------     -------       --------
    Gross profit...........    1,047       16,144       2,223         19,414
                            --------     --------     -------       --------
Operating expenses:
  Research and
   development.............    5,732       12,093          (3)(C)     17,822
  Sales and marketing......    5,011       12,337         (22)(C)
                                                        2,215 (E)     19,541
  General and
   administrative..........    1,801        5,891         (15)(C)      7,677
  Stock-based
   compensation............      108          --          227 (C)        335
  Legal matter.............      --          (400)        --            (400)
                            --------     --------     -------       --------
    Total operating
     expenses..............   12,652       29,921       2,402         44,975
                            --------     --------     -------       --------
    Operating loss.........  (11,605)     (13,777)       (179)       (25,561)
Interest income (expense),
 net.......................      982         (536)        --             446
                            --------     --------     -------       --------
  Loss before income
   taxes...................  (10,623)     (14,313)       (179)       (25,115)
Income taxes...............      --          (446)        --            (446)
                            --------     --------     -------       --------
  Net loss.................  (10,623)     (14,759)       (179)       (25,561)
Accretion on redeemable
 convertible preferred
 stock.....................      --          (825)        --            (825)
                            --------     --------     -------       --------
  Net loss attributable to
   common stock
   stockholders............ $(10,623)    $(15,584)    $  (179)      $(26,386)
                            ========     ========     =======       ========
Basic and diluted net loss
 per share attributable to
 common stockholders....... $  (1.02)    $  (0.54)                  $  (0.47)
                            ========     ========                   ========
Shares used in computing
 basic and diluted per
 share data................   10,442       28,671      17,504 (F)     56,617
                            ========     ========     =======       ========

   See accompanying notes to unaudited pro forma combined condensed financial information

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                            Year ended June 30, 1999

                                  Historical               Pro forma
                            ----------------------- --------------------------
                                                                   Phone.com/
                                                                  Software.com
                            Phone.com  Software.com Adjustments     Combined
                            ---------  ------------ -----------   ------------
                                 (in thousands, except per share data)
Revenues:
  License.................. $  5,229     $ 26,847     $   --        $ 32,076
  Maintenance and support
   services................    5,921        7,586         --          13,507
  Consulting services......    2,292       12,508         --          14,800
                            --------     --------     -------       --------
    Total revenues.........   13,442       46,941         --          60,383
                            --------     --------     -------       --------
Cost of revenues:
  License..................      371        2,677          (2)(C)      3,046
  Maintenance and support
   services................    3,022        2,816         (41)(C)      5,797
  Consulting services......    1,146       10,865         (67)(C)
                                                       (3,259)(E)      8,685
                            --------     --------     -------       --------
    Total cost of
     revenues..............    4,539       16,358      (3,369)        17,528
                            --------     --------     -------       --------
    Gross profit...........    8,903       30,583       3,369         42,855
                            --------     --------     -------       --------
Operating expenses:
  Research and
   development.............   13,082       15,910         (58)(C)     28,934
  Sales and marketing......   10,840       19,686        (188)(C)
                                                        3,259 (E)     33,597
  General and
   administrative..........    4,432        8,055        (188)(C)     12,299
  Stock-based
   compensation............    1,011          125       1,100 (C)      2,236
  Amortization of goodwill
   and other intangible
   assets..................      --           329         --             329
  In-process research and
   development.............      --         3,210         --           3,210
  Legal matter.............      --          (200)        --            (200)
                            --------     --------     -------       --------
    Total operating
     expenses..............   29,365       47,115       3,925         80,405
                            --------     --------     -------       --------
    Operating loss.........  (20,462)     (16,532)       (556)       (37,550)
Interest income, net.......    1,803        1,026         --           2,829
                            --------     --------     -------       --------
    Loss before income
     taxes.................  (18,659)     (15,506)       (556)       (34,721)
Income taxes...............   (2,104)        (212)        --          (2,316)
                            --------     --------     -------       --------
  Net loss.................  (20,763)     (15,718)       (556)       (37,037)
Accretion on redeemable
 convertible preferred
 stock.....................      --          (403)        --            (403)
                            --------     --------     -------       --------
  Net loss attributable to
   common stockholders..... $(20,763)    $(16,121)    $  (556)      $(37,440)
                            ========     ========     =======       ========
Basic and diluted net loss
 per share attributable to
 common stockholders....... $  (1.49)    $  (0.45)                  $  (0.52)
                            ========     ========                   ========
Shares used in computing
 basic and diluted per
 share data................   13,932       35,754      21,828 (F)     71,514
                            ========     ========     =======       ========

   See accompanying notes to unaudited pro forma combined condensed financial information

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                            Year ended June 30, 2000

                        Pro Forma                                                       Software.com Acquired
                        Phone.com/         Phone.com Acquired Entities                         Entities
                       Software.com ----------------------------------------------    ---------------------------    Pro Forma
                         Combined   APiON  AtMotion  Paragon  Onebox   Adjustments    Telarc bCandid  Adjustments    Combined
                       ------------ -----  --------  -------  -------  -----------    ------ -------  -----------    ---------
                                                  (in thousands, except per share data)
Revenues:
 License.............   $  93,126   $ 473  $   --    $ 1,843  $   212   $     --       $364  $3,103    $    --       $  99,121
 Maintenance and
 support services....      25,835     --       --        --       --          --        --      873         --          26,708
 Consulting
 services............      27,447     --       --        --       --          --         21     246         --          27,714
                        ---------   -----  -------   -------  -------   ---------      ----  ------    --------      ---------
   Total revenues....     146,408     473      --      1,843      212         --        385   4,222         --         153,543
                        ---------   -----  -------   -------  -------   ---------      ----  ------    --------      ---------
Cost of revenues:
 License.............       6,739     310      --      1,127    5,022         --        --      158         --          13,356
 Maintenance and
 support services....      14,867     --       --        --       --          --        --      283         --          15,150
 Consulting
 services............      16,894     --       --        --       --          --         56     270         --          17,220
                        ---------   -----  -------   -------  -------   ---------      ----  ------    --------      ---------
   Total cost of
   revenues..........      38,500     310      --      1,127    5,022         --         56     711         --          45,726
                        ---------   -----  -------   -------  -------   ---------      ----  ------    --------      ---------
   Gross profit
   (loss)............     107,908     163      --        716   (4,810)        --        329   3,511         --         107,817
                        ---------   -----  -------   -------  -------   ---------      ----  ------    --------      ---------
Operating expenses:
 Research and
 development.........      59,675     197    3,563     1,745    2,923         --        --      639         --          68,742
 Sales and
 marketing...........      68,745     276      --      2,485    6,512         --        --    1,300         --          79,318
 General and
 administrative......      24,056     241    1,757     3,292    2,318         --         49     698         --          32,411
 Stock-based
 compensation........      10,185     --       --      3,189      --        1,274 (G)
                                                                           (3,189)(H)   --      --          547 (T)     12,006
 Amortization of
 goodwill and other
 intangible assets...     216,446     --       --        --       --       27,084 (I)
                                                                           55,626 (J)
                                                                          103,478 (K)
                                                                          202,517 (L)   --    1,472         657 (R)
                                                                                                         20,425 (S)
                                                                                                         (1,472)(U)    626,233
 In-process research
 and development.....      27,700     --       --        --       --          --        --      --          --          27,700
 Acquisition related
 costs...............      10,395     --       --        --       --          --        --      --          --          10,395
                        ---------   -----  -------   -------  -------   ---------      ----  ------    --------      ---------
   Total operating
   expenses..........     417,202     714    5,320    10,711   11,753     386,790        49   4,109      20,157        856,805
                        ---------   -----  -------   -------  -------   ---------      ----  ------    --------      ---------
   Operating income
   (loss)............    (309,294)   (551)  (5,320)   (9,995) (16,563)   (386,790)      280    (598)    (20,157)      (748,988)
Interest and other
income (expense),
net..................      23,220     --       (68)       13  (10,085)        --          1     745         --          13,826
                        ---------   -----  -------   -------  -------   ---------      ----  ------    --------      ---------
   Income (loss)
   before income
   taxes.............    (286,074)   (551)  (5,388)   (9,982) (26,648)   (386,790)      281     147     (20,157)      (735,162)
Income taxes.........      (2,019)    (68)     --        --       --          --        --       (6)        --          (2,093)
                        ---------   -----  -------   -------  -------   ---------      ----  ------    --------      ---------
   Net income
   (loss)............    (288,093)   (619)  (5,388)   (9,982) (26,648)   (386,790)      281     141     (20,157)      (737,255)
Accretion on
redeemable
convertible preferred
stock................         --      --      (752)      --       --          752 (M)   --      --          --             --
                        ---------   -----  -------   -------  -------   ---------      ----  ------    --------      ---------
   Net income (loss)
   attributable to
   common
   stockholders......   $(288,093)  $(619) $(6,140)  $(9,982) (26,648)  $(386,038)     $281  $  141    $(20,157)     $(737,255)
                        =========   =====  =======   =======  =======   =========      ====  ======    ========      =========
Basic and diluted net
loss per share.......   $   (2.06)                                                                                   $   (4.92)
                        =========                                                                                    =========
Shares used in
computing basic and
diluted net loss per
share................     139,921                                             774 (N)
                        =========
                                                                            1,393 (O)
                                                                            1,831 (P)
                                                                            4,898 (Q)                       104 (V)
                                                                                                          1,027 (W)    149,948
                                                                                                                     =========

   See accompanying notes to unaudited pro forma combined condensed financial information

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                            Year ended June 30, 2000

                                                           Pro Forma
                                                    --------------------------
                                  Historical                       Phone.com/
                            -----------------------               Software.com
                            Phone.com  Software.com Adjustments     Combined
                            ---------  ------------ -----------   ------------
                                 (in thousands, except per share data)
Revenues:
  License.................. $  43,729    $ 50,182     $  (785)(A)  $  93,126
  Maintenance and support
   services................    14,548      11,423        (136)(A)     25,835
  Consulting services......    10,450      16,997         --          27,447
                            ---------    --------     -------      ---------
    Total revenues.........    68,727      78,602        (921)       146,408
                            ---------    --------     -------      ---------
Cost of revenues:
  License..................     4,233       2,863        (354)(A)
                                                           (3)(C)      6,739
  Maintenance and support
   services................    10,437       4,463         (33)(C)     14,867
  Consulting services......     6,156      15,452         (79)(C)
                                                       (4,635)(E)     16,894
                            ---------    --------     -------      ---------
    Total cost of
     revenues..............    20,826      22,778      (5,104)        38,500
                            ---------    --------     -------      ---------
    Gross profit...........    47,901      55,824       4,183        107,908
                            ---------    --------     -------      ---------
Operating expenses:
  Research and
   development.............    37,965      21,777         (67)(C)     59,675
  Sales and marketing......    37,222      27,122        (234)(C)
                                                        4,635 (E)     68,745
  General and
   administrative..........    13,492      10,757        (193)(C)     24,056
  Stock-based
   compensation............     5,464       3,771         950 (C)     10,185
  Amortization of goodwill
   and other intangible
   assets..................   214,401       2,045         --         216,446
  In-process research and
   development.............    22,490       5,210         --          27,700
  Acquisition related
   costs...................       --       10,395         --          10,395
                            ---------    --------     -------      ---------
    Total operating
     expenses..............   331,034      81,077       5,091        417,202
                            ---------    --------     -------      ---------
    Operating loss.........  (283,133)    (25,253)       (908)      (309,294)
Interest income, net.......    19,586       3,634         --          23,220
                            ---------    --------     -------      ---------
    Loss before income
     taxes.................  (263,547)    (21,619)       (908)      (286,074)
Income taxes...............    (1,597)       (422)        --          (2,019)
                            ---------    --------     -------      ---------
    Net loss............... $(265,144)   $(22,041)    $  (908)     $(288,093)
                            =========    ========     =======      =========
Basic and diluted net loss
 per share................. $   (3.81)   $  (0.51)                 $   (2.06)
                            =========    ========                  =========
Shares used in computing
 basic and diluted per
 share data................    69,650      43,633      26,638 (F)    139,921
                            =========    ========     =======      =========

   See accompanying notes to unaudited pro forma combined condensed financial information

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                     Three months ended September 30, 2000

                                                          Pro Forma
                                                   ------------------------
                                   Historical                       Phone.com/
                             -----------------------               Software.com
                             Phone.com  Software.com Adjustments     Combined
                             ---------  ------------ -----------   ------------
                                  (in thousands, except per share data)
Revenues:
  License................... $  33,327    $26,860      $(3,087)(A)  $  57,100
  Maintenance and support
   services.................     6,569      4,191         (219)(A)     10,541
  Consulting Services.......     6,577      6,593          --          13,170
                             ---------    -------      -------      ---------
    Total revenues..........    46,473     37,644       (3,306)        80,811
                             ---------    -------      -------      ---------
Cost of revenues:
  License...................     5,988        815       (1,163)(A)      5,640
  Maintenance and support
   services.................     4,521      1,786          --           6,307
  Consulting services.......     4,003      5,709       (1,713)(E)      7,999
                             ---------    -------      -------      ---------
    Total cost revenues.....    14,512      8,310        2,876         19,946
                             ---------    -------      -------      ---------
    Gross profit............    31,961     29,334         (430)        60,865
                             ---------    -------      -------      ---------
Operating expenses:
  Research and development..    19,228      7,976          (48)(C)     27,156
  Sales and marketing.......    20,537     11,388          (59)(C)
                                                         1,713 (E)     33,579
  General and
   administrative...........     6,940      3,857          (45)(C)     10,752
  Stock-based compensation..     3,563        959          152 (C)      4,674
  Amortization of goodwill
   and other tangible
   assets...................   152,285      5,962          168 (X)    158,415
                             ---------    -------      -------      ---------
    Total operating
     expenses...............   202,553     30,142        1,881        234,576
                             ---------    -------      -------      ---------
    Operating loss..........  (170,592)      (808)      (2,311)      (173,711)
Interest income, net........     6,939      1,375          --           8,314
                             ---------    -------      -------      ---------
    Income (loss) before
     income taxes...........  (163,653)       567       (2,311)      (105,397)
Income taxes................    (2,556)       (68)         --          (2,624)
                             ---------    -------      -------      ---------
  Net income (loss)......... $(166,209)   $   499      $(2,311)     $(168,021)
                             =========    =======      =======      =========
Basic net income (loss) per
 share...................... $   (2.02)   $  0.01                   $   (1.04)
                             =========    =======                   =========
Shares used in computing
 basic per share data.......    82,279     49,571       30,263 (F)    162,113
                             =========    =======      =======      =========
Diluted net income (loss)
 per share.................. $   (2.02)   $  0.01                   $   (1.04)
                             =========    =======                   =========
Shares used in computing
 diluted per share data.....    82,279     57,853                     162,113
                             =========    =======                   =========


   See accompanying notes to unaudited pro forma combined condensed financial information

     NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

Note 1--Periods Presented

   Phone.com's fiscal year ends on June 30. Software.com's fiscal year ends on December 31. The accompanying unaudited pro forma combined condensed statement of operations information gives effect to the merger of Phone.com and Software.com as if such merger occurred at the beginning of the earliest year presented. The unaudited pro forma combined condensed statement of operations for the year ended June 30, 1998, reflects the results of operations of Phone.com for the fiscal year ended June 30, 1998 combined with the results of operations of Software.com for the fiscal year ended December 31, 1998. The unaudited pro forma combined condensed statement of operations for the year ended June 30, 1999, reflects the results of operations of Phone.com for the fiscal year ended June 30, 1999 combined with the results of operations of Software.com for the fiscal year ended December 31, 1999. The unaudited pro forma combined condensed statement of operations for the year ended June 30, 2000, on page 5, reflects the results of operations of Phone.com for the fiscal year ended June 30, 2000, combined with the results of operations of Software.com for the year ended June 30, 2000. The unaudited pro forma combined condensed statement of operations for the year ended June 30, 2000, on page 4, reflects the results of Phone.com/Software.com combined, which is derived at page 5, combined with the results of operations of the Phone.com Acquired Entities and the Software.com Acquired Entities for the period from July 1, 1999 through their respective dates of acquisition. The unaudited pro forma combined condensed statement of operations for the three-month period ended September 30, 2000, reflects the results of operations of Phone.com for the three-month period ended September 30, 2000 combined with the results of operations of Software.com for the three-month period ended September 30, 2000.

Note 2--Phone.com Acquired Entities

 The WAP Business of APiON

   On October 26, 1999, Phone.com completed its acquisition of APiON Telecom Limited, or APiON, a company based in Belfast, Northern Ireland, in exchange for 2,393,026 shares of its common stock. In addition, Phone.com also agreed to issue cash and common stock with an aggregate value of up to approximately $14.1 million to the then current and former employees of APiON. APiON was a provider of WAP software products to GSM network operators in Europe and had expertise in GSM Intelligent Networks, wireless data and WAP technology. Former employees of APiON received consideration totaling approximately $2.2 million in cash with the remaining $4.3 million payable in common stock of Phone.com or cash on the one year anniversary of the closing of the acquisition of APiON subject to forfeiture upon the occurrence of certain events. Current employees of APiON received approximately $2.5 million in cash with the remaining $5.1 million payable in common stock of Phone.com or cash on each of the first two anniversaries of the closing of the acquisition of APiON contingent upon continued employment. The actual number of Phone.com shares to be issued to the then current and former employees of APiON, if any, will depend upon the fair value of Phone.com common stock on the distribution date. The total purchase price for the transaction including direct acquisition costs was approximately $246.8 million.

   Common stock issued to former shareholders and cash paid to current and former employees of APiON at the closing of the acquisition was included in the purchase price. Contingent common stock issuable in the future to former employees of APiON has been treated as contingent consideration. The common stock that is issued to the former employees of APiON upon the satisfaction of certain future events will be added to goodwill and amortized over the remaining useful life. Common stock issuable in the future to current employees of APiON has been recorded as deferred stock-based compensation.

   The excess of the purchase price over the fair value of tangible net assets acquired amounted to approximately $244.5 million, with $242.5 million attributable to goodwill, $1.7 million attributable to assembled workforce, $170,000 attributable to developed technology and $110,000 attributable to in-process research and development. These assets are being amortized on a straight-line basis over a period of three years

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    NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION--
                                  (Continued)

with the exception of the in-process research and development, which was expensed on the acquisition date. In connection with the acquisition, Phone.com recorded deferred stock-based compensation in the amount of approximately $5.1 million, which is being amortized on an accelerated basis over the vesting period of 24 months, consistent with the method described in FASB Interpretation No. 28 (FIN 28).

   The historical balance sheet of Phone.com as of September 30, 2000 reflects the acquisition of APiON.

 AtMotion

   On February 8, 2000, Phone.com acquired all of the outstanding common and redeemable convertible preferred stock of AtMotion, Inc., or AtMotion, in exchange for 2,280,287 shares of its common stock. Phone.com also assumed all of the outstanding options and warrants of AtMotion. AtMotion is a provider of Voice Portal technology. Total consideration given aggregated approximately $287.2 million. The excess of the purchase price over the fair value of tangible net assets acquired amounted to approximately $286.1 million, with $242.9 million attributable to goodwill, $655,000 attributable to assembled workforce and $42.5 million attributable to developed technology. These assets are being amortized on a straight-line basis over a period of three years. At the time of the acquisition, 12.1% of the shares issued by Phone.com were placed in escrow with most of the escrow shares to remain in escrow for a period of at least one year from the date of the acquisition to be released upon the occurrence of certain events.

   The historical balance sheet of Phone.com as of September 30, 2000 reflects the acquisition of AtMotion.

 Paragon

   On March 4, 2000, Phone.com acquired all of the outstanding common and convertible preferred stock of Paragon Software (Holdings) Limited, or Paragon, a company incorporated in England and Wales, in exchange for approximately 3,051,016 shares of its common stock. Phone.com also assumed all of the outstanding options of Paragon. Paragon is a provider of synchronization technology allowing PC-based personal information to be easily transferred to mobile devices. Total consideration aggregated approximately $453.7 million in common stock of Phone.com in addition to a cash payment of $3.6 million. An additional $17.0 million was to be paid within one year, payable in approximately 143,000 common shares of Phone.com's common stock at the election of the shareholder or in cash with the consent of Phone.com as well as additional cash payments of approximately $3.9 million to be allocated among certain employees of Paragon. The $17.0 million was paid to the former shareholder on August 11, 2000, in conjunction with the former shareholder's separation from Phone.com. There were also transaction costs in connection with the purchase of approximately $11.6 million. The excess of the purchase price over the fair value of tangible net assets acquired amounted to approximately $483.7 million, with $455.1 million attributable to goodwill, $980,000 attributable to assembled workforce, $7.2 million attributable to developed technology, $2.3 million attributable to non-compete agreements and $18.1 million attributable to in-process research and development. These assets are being amortized on a straight-line basis over a period of three years, except for the in-process research and development, which was expensed on the acquisition date.

   The historical balance sheet of Phone.com as of September 30, 2000 reflects the acquisition of Paragon.

 Onebox

   On April 14, 2000, Phone.com acquired all of the outstanding common and preferred stock of Onebox.com, Inc., or Onebox, a company based in San Mateo, California, in exchange for approximately 6,207,865 shares of its common stock. Phone.com also assumed all of the outstanding options of Onebox. Onebox is a communications application service provider offering users unified e-mail, voicemail, facsimile, and wireless-enabled communication applications. Total consideration aggregated approximately $814.7 million including estimated transaction costs of approximately $16.8 million. The excess of the purchase price over the fair value of tangible net assets acquired amounted to approximately $814.1 million, with $789.7 million attributable to

    NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION--
                                  (Continued)

goodwill, $590,000 attributable to assembled workforce, $14.7 million attributable to developed technology, $4.8 million attributable to non-compete agreements and $4.3 million attributable to in-process research and development. These assets are being amortized on a straight-line basis over a period of three years, except for the amount recorded for in-process research and development, which was expensed on the acquisition date.

   The historical balance sheet of Phone.com as of September 30, 2000 reflects the acquisition of Onebox.

Note 3--Software.com Acquired Entities

 Telarc

   On October 20, 1999, Software.com acquired Telarc, a provider of carrier-scale Short Messaging Service (SMS) technologies. The total purchase price of approximately $11.5 million consisted of $1.5 million of cash and $10.0 million of Software.com common stock (211,918 shares). In addition, Software.com incurred approximately $101,000 in costs directly attributable to the completion of the acquisition. Of the total estimated purchase price of $11.6 million, approximately $263,000 was allocated to net tangible assets, and the remainder was allocated to intangible assets, including $43,000 to assembled workforce, $82,000 to covenant not to compete, $5.7 million to core/alternative use technology, and $2.3 million to goodwill. The Company recorded a one-time charge related to in-process research and development of $3.2 million at the date of acquisition. The acquired intangible assets and goodwill are being amortized over their estimated useful lives of three to five years.

   The historical balance sheet of Software.com as of September 30, 2000 reflects the acquisition of Telarc.

 bCandid

   On June 14, 2000, Software.com completed its acquisition of bCandid Corporation, a market leader in providing carrier-class discussion server infrastructure software to service providers worldwide. BCandid was formed in early 1999 through the merger of two companies, ISPNews, a service related business, and Highwind Software, Inc., a software developer. Immediately prior to the acquisition by Software.com, bCandid spun-off the service portion of its business. As a result, Software.com acquired the remaining business of bCandid representing its core software development operations. In connection with the acquisition of bCandid, Software.com issued approximately 667,000 shares of its common stock with a value of $65.4 million in exchange for all of the issued and outstanding capital stock of bCandid, as well as the assumption of all outstanding warrants and options to purchase shares of bCandid. The purchase price plus costs directly attributable to the completion of the acquisition have been allocated to the assets and liabilities acquired based on their approximate fair market value. Approximately $1.7 million was allocated to tangible assets and the remainder was allocated to intangible assets, including $300,000 to covenant not to compete, $400,000 to assembled workforce, $600,000 to customer relations and $6.7 million to core/alternative use technology and $55.9 million to goodwill. In addition, Software.com assumed approximately $2.2 million in current liabilities as part of the purchase. Software.com recorded a one-time charge related to in-process research and development of $2.0 million at the date of acquisition. The acquired intangible assets and goodwill are being amortized over their estimated useful lives of two to four years.

   The historical balance sheet of Software.com as of September 30, 2000 reflects the acquisition of bCandid and the spin-off of its service business, ISP News.

Note 4--Adjustments Applied to the Historical Financial Information of Phone.com, Software.com, Phone.com Acquired Entities, and Software.com Acquired Entities to Arrive at the Unaudited Pro Forma Combined Condensed Financial Information

(A) To eliminate intercompany purchases and sales, and related balance sheet amounts, between Phone.com and Software.com.

    NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION--
                                  (Continued)


(B) To record the accrual of estimated costs resulting from the merger of Phone.com and Software.com. It is anticipated that Phone.com and Software.com will incur charges to operations related to the merger currently estimated to total approximately $85.0 million to be recorded in the quarter in which the merger is consummated. These charges include direct transaction costs, principally for financial advisory and legal fees, and costs associated with combining operations of the two companies. The estimated charge is reflected in the unaudited pro forma combined condensed balance sheet information, but is not reflected in the unaudited pro forma combined condensed statement of operations information. The charge is a preliminary estimate only and is subject to change.

(C) To adjust Software.com's amortization of deferred stock-based compensation to be consistent with Phone.com's method as described in FIN 28, which resulted in additional (less) amortization of deferred stock-based compensation of $179,000, $556,000 and $341,000 in the years ended December 31, 1998, December 31, 1999, and June 30, 2000, respectively, and ($23,000) in the three-month period ended September 30, 2000.

(D) In connection with the merger, Phone.com has issued approximately 94,500,000 shares of its common stock to Software.com based on an exchange ratio of 1.6105 shares of Phone.com common stock for each share of Software.com common stock.

(E) To reclassify approximately $2.2 million, $3.3 million, $4.6 million, and $1.7 million from Software.com's consulting services costs of revenues to sales and marketing expense for the years ended December 31, 1998, December 31, 1999, and June 30, 2000, and the three-month period ended September 30, 2000, respectively, in order to conform to Phone.com's accounting policies and basis of presentation.

(F) To reflect the number of Software.com weighted average shares outstanding for basic and diluted earnings per share to give effect to the 1.6105 to 1 exchange ratio.

(G) To reflect the amortization of deferred stock-based compensation associated with common stock of Phone.com issued to current employees of APiON in a manner consistent with FIN 28. The accelerated amortization results in 75% and 25% of the deferred stock-based compensation being amortized in the first year and second year after the closing of the acquisition of APiON, respectively.

(H)  To reverse Paragon's historical amortization of stock-based compensation.

(I) Adjustment to record the amortization of goodwill and intangible assets resulting from the allocation of the APiON purchase price. The pro forma adjustment reflects goodwill and other intangible assets amortized on a straight-line basis over an estimated life of three years.

(J) Adjustment to record the amortization of goodwill and intangible assets resulting from the allocation of the AtMotion purchase price. The pro forma adjustment reflects goodwill and other intangible assets amortized on a straight-line basis over an estimated life of three years.

(K) Adjustment to record the amortization of goodwill and intangible assets resulting from the allocation of the Paragon purchase price. The pro forma adjustment reflects goodwill and other intangible assets amortized on a straight-line basis over an estimated life of three years.

(L) Adjustment to record the amortization of goodwill and intangible assets resulting from the allocation of the Onebox purchase price. The pro forma adjustment reflects goodwill and other intangible assets amortized on a straight-line basis over an estimated life of three years.

(M)  To reverse historical accretion on preferred stock of AtMotion.

    NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION--
                                  (Continued)


(N) To reflect the shares issued as consideration for the acquisition of APiON.

(O) To reflect common stock issued to shareholders of AtMotion. Shares to be issued for stock options and warrants and shares subject to repurchase until vested are excluded as they are antidilutive.

(P) To reflect common stock issued to shareholders of Paragon. Shares to be issued for stock options are excluded as they are antidilutive.

(Q) To reflect common stock issued to shareholders of Onebox. Shares to be issued for stock options and warrants and shares subject to repurchase until vested are excluded as they are antidilutive.

(R) Adjustment to record the amortization of goodwill and intangible assets resulting from the allocation of the Telarc purchase price. The pro forma adjustment reflects goodwill and other intangible assets amortized on a straight-line basis over estimated lives of three to five years.

(S) Adjustment to record the amortization of goodwill and intangible assets resulting from the allocation of the bCandid purchase price. The pro forma adjustment reflects goodwill and other intangible assets amortized on a straight-line basis over an estimated life of three years.

(T) To record compensation expense related to the Telarc acquisition. In connection with the acquisition of Telarc, the sole shareholder of Telarc is entitled to additional consideration of up to $3.5 million
     (10 quarterly payments of $350,000) as long as such shareholder is continuously employed by Software.com from the closing date through each payment date.

(U) To reverse historical amortization of goodwill and other intangible assets of bCandid.

(V)  To reflect common stock issued to shareholders of Telarc.

(W) To reflect common stock issued to shareholders of bCandid. Shares to be issued for stock options are excluded as they are antidilutive.

(X) To record amortization of additional goodwill that resulted from the elimination of intercompany transactions in the adjustment described at
     (A).